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                                                                    Exhibit 10.2
                    FIRST AMENDMENT TO OFFICE LEASE AGREEMENT


         THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this "FIRST AMENDMENT") is made and entered into this _____ day of ____________, 19____, by and between BUILDING IV ASSOCIATES L.P. a Virginia limited partnership ("LANDLORD"), and PERFORMANCE ENGINEERING CORPORATION, a Virginia corporation ("TENANT"), with reference to the following:

                                    RECITALS

         A. Pursuant to a certain Office Lease Agreement dated May 17, 1999 by and between Landlord and Tenant (the "LEASE"), Landlord leased to Tenant certain premises more particularly described therein in the Building commonly known as Fair Lakes Four, 12700 Fair Lakes Circle, Fairfax, Virginia 22033.

         B. Landlord and Tenant desire to amend the Lease as more particularly described herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. All capitalized terms used herein, unless specifically defined herein, shall have the same meaning and definition as used in the Lease.

         2. Effective December 1, 1999 (the "FIRST AMENDMENT SPACE COMMENCEMENT DATE"), pursuant to Tenant's Right of First Offer option set forth in ARTICLE 7 of the Lease, the Premises shall be increased to include 1,947 square feet located on the first (1st) floor of the Building, more commonly known as Suite 150 (the "FIRST AMENDMENT SPACE"), as more fully described and set forth on EXHIBIT "A" attached hereto and made a part hereof by this reference. The expiration date with respect to the First Amendment Space shall be co-terminus with the Expiration Date of the Lease, which is December 31, 2013 (the "FIRST AMENDMENT SPACE EXPIRATION DATE"). Landlord and Tenant hereby confirm that Tenant shall remain in that portion of the Premises presently consisting of approximately 21,000 square feet of Rentable Area on the second (2nd) floor of the Building (the "ORIGINAL PREMISES"). From and after the First Amendment Space Commencement Date, the Premises shall be comprised of the Original Premises and the First Amendment Space and shall consist of 22,947 square feet of Rentable Area and Tenant's Proportionate Share shall be 30.58%.

         3. Except as expressly set forth in this First Amendment, Tenant shall take and lease the First Amendment Space upon the same terms and conditions as are set forth in the Lease. Notwithstanding anything in the Lease to the contrary, as to the First Amendment Space: (i) the Commencement Date shall be the First Amendment Space Commencement Date, (ii) the First Amendment Space Tenant Improvement Allowance (hereinafter defined) shall be provided in lieu of the Tenant Improvement Allowance provided in ARTICLE 8 of the Lease; and (iii) SECTION B.2 of


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EXHIBIT "B" shall not apply. Nothing herein shall accelerate, delay or otherwise affect the Commencement Date or any other dates as to the Original Premises.

         4. The Base Rent under the Lease shall be increased by adding thereto the First Amendment Space Base Rent as set forth in this Paragraph 4. Tenant shall pay to Landlord monthly, in advance, without demand, on the first day of each calendar month, the monthly Net Base Rent for the First Amendment Space specified below (the "FIRST AMENDMENT SPACE BASE RENT"), which shall be increased by the First Amendment Space Tenant Improvement Allowance Rate as stated in Paragraph 5 of this First Amendment. The First Amendment Space Base Rent shall be calculated on the first day of each Lease Year under the Lease by multiplying the Base Rent per Square Foot (as hereinafter defined) by the Rentable Area of the First Amendment Space. The first monthly installment of First Amendment Space Base Rent shall be payable in advance on the First Amendment Space Commencement Date.

                                                    FIRST AMENDMENT SPACE

                                  Base Rent
                                Per Square Foot             Net Base Rent
    LEASE YEAR              (INCLUDES 3% COMMISSION)       PER SQUARE FOOT
     ----------             ------------------------      ---------------
       1                           $15.41                       $14.52
       2                           $15.95                       $15.06
       3                           $16.51                       $15.62
       4                           $17.09                       $16.20
       5                           $17.68                       $16.79
       6                           $18.30                       $17.41
       7                           $18.95                       $18.06
       8                           $19.61                       $18.72
       9                           $20.30                       $19.41
      10                           $21.01                       $20.12
      11                           $21.74                       $20.85
      12                           $22.50                       $21.61
      13                           $23.29                       $22.40
      14                           $24.11                       $23.22

         For purposes hereof, "Lease Year 1" or the first "Lease Year" shall mean the period commencing on the First Amendment Space Commencement Date and terminating on December 31, 2000. All other references to "Lease Year" shall mean a period of twelve (12) consecutive months commencing on January 1, 2001, and each successive twelve (12) month period thereafter and shall coincide with the Lease Year for the Original Premises.

         5. Tenant agrees to accept the First Amendment Space in its "as is" and "where is" condition, and Landlord will have no obligation to make any improvements or modifications to the First Amendment Space and Landlord shall have no obligation to make any alterations or improvements to the First Amendment Space. If Tenant elects to use the First Amendment Space Tenant Improvement Allowance, Landlord shall not be obligated to complete alterations


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or improvements prior to the First Amendment Space Commencement Date.
Notwithstanding the foregoing, provided that Tenant does not default under the Lease, Landlord shall provide Tenant with an allowance (the "FIRST AMENDMENT SPACE TENANT IMPROVEMENT ALLOWANCE") for the construction of leasehold improvements to the First Amendment Space of up to $8.00 per square foot of Rentable Area comprising the First Amendment Space, but in no event to exceed $15,576.00. The First Amendment Space Tenant Improvement Allowance shall be applied by Landlord to the costs to be borne by Tenant pursuant to EXHIBIT "B" to the Lease. Tenant shall reimburse Landlord for all amounts paid by Landlord to Tenant from the First Amendment Space Tenant Improvement Allowance on a monthly basis with Tenant's payment of Base Rent in an amount equal to the First Amendment Space Tenant Improvement Allowance Rate. The First Amendment Space Tenant Improvement Allowance Rate shall mean the First Amendment Space Tenant Improvement Allowance provided by Landlord to Tenant amortized over the remaining Term at an interest rate of nine and one-half percent (9 1/2%) per annum. The First Amendment Space Tenant Improvement Allowance Rate shall be added to and constitute part of the First Amendment Space Base Rent.

         6. From and after the First Amendment Space Commencement Date, Tenant shall pay the Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes with respect to the First Amendment Space in accordance with PART 4 of the Lease.

         7. By no later than December 31, 1999, Tenant shall deliver to Landlord an additional Security Deposit of $5,005.55, subject to increase in accordance with PARAGRAPH 1(b)(vii) OF EXHIBIT "E" OF THE LEASE. The last sentence of
SECTION 23.04 of the General Lease Provisions is hereby amended by replacing "$84,875.00" with "$89,875.55."

         8. In the event that prior to occupancy of the First Amendment Space Tenant performs alterations to the First Amendment Space that require building or other permits, and provided that Tenant does not default under the Lease, then Landlord agrees that the Base Rent for the First Amendment Space shall abate for one-half (1/2) of the total days that Landlord and Tenant reasonably anticipate will be required to construct such alterations (excluding Tenant Delay), not to exceed forty-five (45) days of rental abatement.

         9. Except as expressly modified by this First Amendment, the Lease remains unchanged and in full force and effect. In the event of a conflict between the provisions of this First Amendment and the Lease, this First Amendment shall prevail. This First Amendment sets forth entire agreement between the parties and cancels all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this First Amendment. No amendment or modification of this First Amendment shall be binding or valid unless expressed in a writing executed by both parties hereto.


                        [SIGNATURES FOLLOW ON NEXT PAGE.]




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         IN WITNESS WHEREOF, Landlord and Tenant have executed this First
Amendment as of the day and year first above written.

                                            LANDLORD:

                                            BUILDING IV ASSOCIATES L.P.
                                            a Virginia limited partnership

                                            By:     Building IV Associates, Inc.
                                                    a Virginia corporation
                                                    its general partner

                                            By:
                                                     ---------------------------
                                            Name:
                                                     ---------------------------
                                            Its:
                                                     ---------------------------

                                            TENANT:

                                            PERFORMANCE ENGINEERING CORPORATION
                                            a Virginia corporation

                                            By:
                                                     ---------------------------
                                            Name:
                                                     ---------------------------
                                            Its:
                                                     ---------------------------




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                                   EXHIBIT "A"


                       FLOOR PLAN OF FIRST AMENDMENT SPACE


                                [TO BE ATTACHED.]


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